P13000064224

(Requestor's Name)

(Address)

(Address)

(City/State/Zip/Phone #)

☐ PICK-UP ☐ WAIT ☐ MAIL

(Business Entity Name)

(Document Number)

Certified Copies _______ Certificates of Status _______

Special Instructions to Filing Officer:

Office Use Only

900290289919

09/16/16--01014--018 **43.75

FILED

16 SEP 15 AM 9:20

SECRETARY OF STATE
TALLAHASSEE, FLORIDA

SEP 2 1 2016

D CONNELL

COVER LETTER

TO: Amendment Section
Division of Corporations

NAME OF CORPORATION: Rich Cigars, Inc.

DOCUMENT NUMBER: P13000064224

The enclosed *Articles of Amendment* and fee are submitted for filing.

Please return all correspondence concerning this matter to the following:

Richard Devis
Name of Contact Person

Rich Cigars, Inc.
Firm/ Company

5100 SW 103rd Street
Address

Ocala, FL 34476
City/ State and Zip Code

wallstreetconnection@gmail.com
E-mail address: (to be used for future annual report notification)

For further information concerning this matter, please call:

Christen Lambert at (303) 422-8127
Name of Contact Person — Area Code & Daytime Telephone Number

Enclosed is a check for the following amount made payable to the Florida Department of State:

- ☐ $35 Filing Fee
- ☐ $43.75 Filing Fee & Certificate of Status
- ■ $43.75 Filing Fee & Certified Copy (Additional copy is enclosed)
- ☐ $52.50 Filing Fee Certificate of Status Certified Copy (Additional Copy is enclosed)

Mailing Address
Amendment Section
Division of Corporations
P.O. Box 6327
Tallahassee, FL 32314

Street Address
Amendment Section
Division of Corporations
Clifton Building
2661 Executive Center Circle
Tallahassee, FL 32301

Articles of Amendment
to
Articles of Incorporation
of

Rich Cigars Inc.

(Name of Corporation as currently filed with the Florida Dept. of State)

P13000064224

(Document Number of Corporation (if known))

Pursuant to the provisions of section 607.1006, Florida Statutes, this ***Florida Profit Corporation*** adopts the following amendment(s) to its Articles of Incorporation:

A. If amending name, enter the new name of the corporation:

N/A

The new name must be distinguishable and contain the word "corporation," "company," or "incorporated" or the abbreviation "Corp.," "Inc.," or Co.," or the designation "Corp," "Inc," or "Co". A professional corporation name must contain the word "chartered," "professional association," or the abbreviation "P.A."

B. Enter new principal office address, if applicable:
(Principal office address MUST BE A STREET ADDRESS)

N/A

C. Enter new mailing address, if applicable:
(Mailing address MAY BE A POST OFFICE BOX)

N/A

15 SEP 16 AM 9:20

D. If amending the registered agent and/or registered office address in Florida, enter the name of the new registered agent and/or the new registered office address:

Name of New Registered Agent N/A

(Florida street address)

New Registered Office Address: N/A ______________, Florida ________
(City) *(Zip Code)*

New Registered Agent's Signature, if changing Registered Agent:
I hereby accept the appointment as registered agent. I am familiar with and accept the obligations of the position.

____
Signature of New Registered Agent, if changing

If amending the Officers and/or Directors, enter the title and name of each officer/director being removed and title, name, and address of each Officer and/or Director being added:

(Attach additional sheets, if necessary)

Please note the officer/director title by the first letter of the office title:

P = President; V= Vice President; T= Treasurer; S= Secretary; D= Director; TR= Trustee; C = Chairman or Clerk; CEO = Chief Executive Officer; CFO = Chief Financial Officer. If an officer/director holds more than one title, list the first letter of each office held. President, Treasurer, Director would be PTD.

Changes should be noted in the following manner. Currently John Doe is listed as the PST and Mike Jones is listed as the V. There is a change, Mike Jones leaves the corporation, Sally Smith is named the V and S. These should be noted as John Doe, PT as a Change, Mike Jones, V as Remove, and Sally Smith, SV as an Add.

Example:

X Change	PT	John Doe
X Remove	V	Mike Jones
X Add	SV	Sally Smith

Type of Action (Check One)	Title	Name	Address
1) X Change	PDCEO	Richard Davis	5100 SW 103rd St
___ Add			Ocala, FL 34476
___ Remove			
2) X Change	VPSDCOO	Al Rushing	5100 SW 103rd St
___ Add			Ocala, FL 34476
___ Remove			
3) X Change	VPDCMO	Reginald Saunders	5100 SW 103rd St
___ Add			Ocala, FL 34476
___ Remove			
4) ___ Change	VPD	Michael Rushing	5100 SW 103rd St
X Add			Ocala, FL 34476
___ Remove			
5) ___ Change			
___ Add			
___ Remove			
6) ___ Change			
___ Add			
___ Remove			

E. If amending or adding additional Articles, enter change(s) here:
(Attach *additional sheets, if necessary*). (*Be specific*)

Article IV of this corporation's Articles of Incorporation be amended to read in its entirety as follows:

The number of shares the corporation is authorized to issue is: 1,000,000,000. Upon amendment of this article to read as set forth herein, each outstanding share is split and converted into five (5) shares.

F. If an amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself:
(*if not applicable, indicate N/A*)

N/A

The date of each amendment(s) adoption: ______________________, if other than the date this document was signed.

Effective date if applicable: October 5, 2016

(no more than 90 days after amendment file date)

Note: If the date inserted in this block does not meet the applicable statutory filing requirements, this date will not be listed as the document's effective date on the Department of State's records.

Adoption of Amendment(s) **(CHECK ONE)**

☐ The amendment(s) was/were adopted by the shareholders. The number of votes cast for the amendment(s) by the shareholders was/were sufficient for approval.

☐ The amendment(s) was/were approved by the shareholders through voting groups. *The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s):*

"The number of votes cast for the amendment(s) was/were sufficient for approval

by ______________________."

(voting group)

■ The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required.

☐ The amendment(s) was/were adopted by the incorporators without shareholder action and shareholder action was not required.

Dated 09/14/16

Signature ______________________

(By a director, president or other officer – if directors or officers have not been selected, by an incorporator – if in the hands of a receiver, trustee, or other court appointed fiduciary by that fiduciary)

Richard Davis

(Typed or printed name of person signing)

President, CEO and Director

(Title of person signing)

Explanatory Note:

Pursuant to s. 607.10025(8) of the Florida Statutes, the corporation has fewer than 35 shareholders, and as such, the requirements of s. 607.10025(4) do not apply.

Notwithstanding the foregoing, the board of directors approved a resolution on September ____, 2016 authorizing a five for one split of the shares of common stock and an increase in the number of shares of the corporation to 1,000,000,000.

The corporation affirms that the amendment to the articles of incorporation included herein does not adversely affect the rights or preferences of the holders of outstanding shares of any class or series and does not result in the percentage of authorized shares that remain unissued after the division or combination exceeding the percentage of authorized shares that were unissued before the division or combination.

The corporation currently has 496,096 out of 200,000,000 shares of common stock issued and outstanding (.248%) and after the amendment is effective, the corporation will have 2,480,480 out of 1,000,000,000 shares of common stock issued and outstanding (.248%).